Exhibit 99.2

FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NICHOLS, CAULEY & ASSOCIATES, LLC

A Professional Services Firm of:

Certified Public Accountants

Certified Internal Auditors

Certified Financial Planners®

Certified Valuation Analysts

Atlanta • Clarkesville • Dublin • Warner Robins

www.nicholscauley.com

REPLY TO: 2800 Century Parkway, NE Suite 900 Atlanta, Georgia 30345-3139 800-823-1224 FAX 404-214-1302 atlanta@nicholscauley.com

INDEPENDENT AUDITOR’S REPORT

Board of Managers

Fresh Frozen Foods, LLC

Jefferson, Georgia

We have audited the accompanying financial statements of Fresh Frozen Foods, LLC, a limited liability company, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.   Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fresh Frozen Foods, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

February 12, 2013, except for Notes 2 and 18, which are dated January 17, 2014

FRESH FROZEN FOODS, LLC

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current assets
Cash	$575,480	$661,042
Trade receivables	2,589,734	1,990,640
Inventory	4,714,541	4,633,886
Other current assets	1,678	3,278
Prepaid items	13,028	37,327
Total current assets	7,894,461	7,326,173
Property and equipment
Land	457,321	457,321
Buildings and improvements	7,523,622	7,249,481
Furniture, fixtures and equipment	2,839,642	2,839,642
Transportation	453,819	369,319
	11,274,404	10,915,763
Accumulated depreciation	(3,725,800)	(3,175,658)
Total property and equipment, net	7,548,604	7,740,105
Other assets
Rental property, net of accumulated depreciation of $52,719	—	221,422
Total other assets	—	221,422
Intangible assets
Goodwill	2,206,215	2,206,215
Other intangibles assets, net of amortization	397,151	394,175
Total intangible assets	2,603,366	2,600,390
Total assets	$18,046,431	$17,888,090

See accompanying independent auditor’s report and notes to the financial statements.

FRESH FROZEN FOODS, LLC

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

(continued)

	2012	2011
LIABILITIES
Current liabilities
Accounts payable	$3,448,020	$3,958,313
Line of credit	1,400,000	1,400,000
Notes payable, current portion	1,159,923	1,140,895
Obligations under capital lease, current portion	15,122	39,877
Notes payable, related parties, current portion	656,107	432,810
Deferred transaction cost, current portion	45,000	45,000
Other accrued liabilities	558,056	340,089
Total current liabilities	7,282,228	7,356,984
Long-term liabilities
Notes payable, long-term portion	6,946,681	8,109,979
Obligations under capital lease, long-term portion	13,763	26,885
Notes payable, related parties, long-term portion	3,984,762	1,731,456
Deferred transaction cost, long-term portion	7,500	52,500
Total long-term liabilities	10,952,706	9,920,820
Total liabilities	18,234,934	17,277,804

MEMBERS’ EQUITY
Members’ (deficit) equity - Class A	(188,503)	610,286
Total liabilities and members’ equity	$18,046,431	$17,888,090

See accompanying independent auditor’s report and notes to the financial statements.

FRESH FROZEN FOODS, LLC

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Net sales	$56,350,906	$48,384,554
Costs of sales	46,014,158	39,809,676
Gross margin	10,336,748	8,574,878
Operating expenses
Selling	3,480,669	3,060,758
Administrative	1,886,629	1,689,231
Total operating expenses	5,367,298	4,749,989
Income from operations	4,969,450	3,824,889
Other income (expense)
Rental (expense) income, net	—	(12,685)
Interest expense	(1,289,339)	(1,089,506)
Total other expense, net	(1,289,339)	(1,102,191)
Net income	$3,680,111	$2,722,698

See accompanying independent auditor’s report and notes to the financial statements.

FRESH FROZEN FOODS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Members’ equity (deficit), beginning of year	$10,286	$(168,037)
Net income	3,680,111	2,722,698
Company acquisition of class A membership units	(3,100,000)	—
Distributions to members	(1,378,900)	(1,944,375)
Members’ (deficit) equity, end of year	$(188,503)	$610,286

See accompanying independent auditor’s report and notes to the financial statements.

FRESH FROZEN FOODS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Cash flows from operating activities:
Net income	$3,680,111	$2,722,698
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	642,072	580,391
Changes in operating assets and liabilities:
Trade receivables	(599,094)	158,661
Inventory	(80,655)	(283,661)
Other current assets	1,600	(1,100)
Prepaid items	24,299	1,784
Accounts payable	(510,293)	499,057
Other accrued liabilities	217,967	30,516
Net cash provided by operating activities	3,376,007	3,708,346
Cash flows from investing activities-
Purchases of property and equipment	(84,500)	(4,401,211)
Net cash used by investing activities	(84,500)	(4,401,211)
Cash flows from financing activities:
Payments on related party notes	(423,397)	(394,845)
Principal payments on long-term debt	(1,646,091)	(1,743,296)
Proceeds from long-term debt	501,821	5,270,383
Capital lease payments	(37,877)	(42,850)
Additional debt issuance costs	(147,625)	(141,307)
Deferred transaction cost payments	(45,000)	(120,000)
Purchase of class A membership units	(200,000)	—
Distributions to members	(1,378,900)	(1,944,375)
Net cash (used) provided by financing activities	(3,377,069)	883,710
Net (decrease) increase in cash and cash equivalents	(85,562)	190,845
Cash and cash equivalents, beginning of year	661,042	470,197
Cash and cash equivalents, end of year	$575,480	$661,042
Supplemental disclosures of cash flow information -
Cash paid during the year for -
Interest expense	$1,135,931	$969,049
Non-cash financing activity:
Capital lease acquisitions	$—	$29,954
Purchase of class A membership units with note payable	$2,900,000	$—

See accompanying independent auditor’s report and notes to the financial statements.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.              NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Reporting Entity and Nature of Business:  Fresh Frozen Foods, LLC (the “Company”) was organized on July 6, 2004 as a Georgia limited liability company. The Company has facilities located in Jefferson, Georgia and Thomasville, Georgia.  The Company is engaged primarily in the packaging and marketing of Grade A Select vegetables and other frozen foods to grocery stores in the Southeast under its “Fresh Frozen” brand.  The Company was formed to acquire the operations of Home Delivery Food Services, Inc., which had been in business since 1978.

A summary of the Company’s significant accounting policies follows:

Cash and Cash Equivalents:  For purposes of the statement of cash flows the Company considers temporary investments with a maturity of three months or less when acquired to be cash equivalents.

Trade Receivables:   Trade receivables consist of billings on packages shipped and other miscellaneous receivables.

Allowance for Doubtful Accounts/Bad Debt Expense:  Management records a reserve when it deems a receivable to be uncollectible.  There was no bad debt incurred for the years ended December 31, 2012 and 2011 and an allowance for doubtful accounts was not required as of December 31, 2012 and 2011.

Inventory:  Inventories consist of frozen vegetables, packaging materials and finished goods for shipping.  Inventories are valued at standard cost that is periodically evaluated and updated by management.  Labor and overhead costs are allocated only to raw materials processed in-house for finished goods production or bulk sale to other vendors or for processing with no overhead to the remaining raw material purchases and finished goods due to the rapid turnover in inventory. These items are included as a direct expense included in cost of sales.

Sales and Cost Recognition:  The Company recognizes revenue upon shipment of goods to customers.  Cost of sales consists of raw materials, packaging cost and manufacturing expenses. Slotting fees is recorded as a reduction in revenue in the period in which the costs are incurred.

Property and Equipment:  Property and equipment acquired in the acquisition of the Company were recorded at their fair market value.  All assets purchased since the acquisition of the Company are recorded at cost.  Depreciation is provided over the estimated useful lives of the related assets, principally on the straight-line method for book purposes and double-declining method for income tax purposes.  When property and equipment are disposed of, any gain or loss is credited or charged to income.  Major renewals or betterments that extend the useful lives of the assets are capitalized.  Maintenance and repairs that do not improve or extend the useful lives of the respective assets are expensed currently.

The estimated useful lives of the depreciable assets are:

Asset Category	Depreciable Life

Buildings and improvements	7-39 years
Furniture, fixtures and equipment	5-7 years
Transportation	5-6 years
Rental property	39 years

Depreciation expense was $497,423 and $455,576 for the years ended December 31, 2012 and 2011, respectively.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

1.              NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill:  The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired.  FASB ASC 350 (formerly Statements of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets), prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment.  The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year as of December 31.  No indicators of impairment were identified for the years ended December 31, 2012 or 2011.

Intangible assets:  Intangible assets include loan costs that are amortized on a straight-line basis over their estimated useful lives.

Retirement Plan:  The Company has a 401(k) retirement plan (the “Plan”).  Substantially all employees who are at least 21 years of age and who have completed at least one year of service are eligible to participate in the Plan.

Advertising:  The Company promotes the products with advertising, incentives and trade promotions.  Advertising costs are expensed as incurred.  Incentives and trade promotion activities are recorded as a reduction of revenue. For the year ended December 31, 2012 and 2011 advertising expense was $287,485 and $295,260, respectively.

Accounting for Uncertainty in Income Taxes:  The Company recognizes accrued interest associated with uncertain tax positions as part of interest expense and penalties associated with uncertain tax positions as part of other expenses.  As of December 31, 2012 and 2011, there were no accrued interest and penalties associated with uncertain tax positions.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates include assessing the collectability of trade receivables, the useful lives for depreciation of property and equipment, realizability of inventory and goodwill valuation.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.  Actual results could differ from those estimates.

Fair Values of Financial Instruments:  Unless otherwise specified, the carrying value of financial instruments approximates their fair value.

2.              SUBSEQUENT RECLASSIFICATIONS

The Company’s presentation of certain expenses within its income statement was subsequently changed as follows:

•                              Depreciation expense recorded in connection with the Company’s operations during each reporting period is now included in cost of sales.

•                              Amortization expense associated with financing activity during each reporting period is now included with interest expense.

Depreciation and amortization expenses were previously reported in operating expenses.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

3.              SIGNIFICANT CUSTOMERS, VENDORS, CONCENTRATIONS AND RISK FACTORS

A significant portion of the Company’s business was derived from sales to one customer for the years ended December 31, 2012 and 2011.  Sales to this customer were approximately $15,149,828 and $11,901,980 representing 26.9% and 24.6%, respectively, of net sales for 2012 and 2011, respectively.  Amounts due from this customer included in trade accounts receivable was $786,715 and $379,765 at December 31, 2012 and 2011, respectively.

Concentrations in vendors could lead to problems acquiring raw materials if a significant customer is adversely affected by the current slow economy.  Purchases from one significant vendor were approximately $7,237,914 and $6,240,865 for the years ended December 31, 2012 and 2011, respectively, representing 15.9% of costs of sales for the respective periods.  The amount due to this vendor included in accounts payable was $657,019 and $514,939 at December 31, 2012 and 2011, respectively.

The Company is subject to concentrations of credit risk related primarily to its cash and cash equivalents and trade accounts receivable.  The Company maintains substantially all of its cash and cash equivalents at financial institutions believed by the Company to be of high credit quality.  These balances, at times, may not be subject to or may exceed the insurance levels of the Federal Deposit Insurance Corporation limit.  To date the Company has not experienced any loss or lack of access to cash in its operating accounts.  Management believes there is no material risk because of the financial strength of the institutions.

As referred to in Note 1, the Company grants credit under normal payment terms, generally without collateral, to its customers, which primarily include grocery stores and grocery store distributors.  Consequently, the Company is subject to potential credit risk related to changes in business and economic factors that could impact its customers. If the Company’s customers were to experience financial difficulties in the future, these difficulties could expose the Company to increased risk related to collectability of trade accounts receivable.

The Company’s ability to make payments on and refinance its indebtedness and fund future business opportunities depends upon its ability to generate cash in the future.  A substantial decrease in net operating cash flows could make it difficult for the Company to meet its debt service requirements including debt covenants and force the Company to modify operations which may make the Company more vulnerable to a downturn in the economy.

Other significant risk factors that could impact the Company’s future results, operations and profitability include, but are not limited to: (1) potential lack of sufficient working capital due to cash flow difficulties or other factors beyond the Company’s control, (2) numerous competitive factors could impair the Company’s ability to maintain and improve its profitability and (3) increasing governmental and regulatory regulations and related costs of compliance therewith.

4.              MEMBERS’ EQUITY

The authorized membership of the Company consists of 12,000 Class A Membership Units.  At December 31, 2011 two members held 4,175 units issued and outstanding.  During 2012, the Company purchased 887 membership units from one member for $3,100,000 and that same member transferred his remaining 105 units to a new member.  The transaction was treated under the treasury stock method allocated to members’ equity.  At December 31, 2012 two members held 3,288 units issued and outstanding.  Class A members have a right to distributions and allocations of net profits and losses and certain rights to approve or participate in the management of the Company.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

5.              WARRANTS

The Company had issued 224.82 Class A Membership Units Warrants as of December 31, 2012 in conjunction with the 2011 and 2012 financing transactions. The Company had issued 191.41 Class A Membership Units Warrants as of December 31, 2011. The warrants permit the holder to acquire Membership Units at an exercise price of $.01 per unit.  Each warrant agreement contains anti-dilution and tag-along provisions.  Warrants to purchase 66.16 Units were issued to a financing company February 2011.  These warrants expire February 25, 2021.  Warrants to purchase 125.25 Units were issued to the same financing company in December 2011 with warrants expiring December 29, 2021.  Warrants to purchase 33.41 Units were issued to the same financing company in December 2012 with warrants expiring December 24, 2022.  The warrant agreements contain mandatory redemption rights and optional redemption rights that allow the holder to require the Company to repurchase the warrants at fair market value as defined by the warrant agreement. The substance of the transaction and the original structure indicates the warrants were needed to induce the financing for the original purchase transaction. As such, the cost associated with the redemption will be recognized as interest expense and financing cost.

6.     INVENTORIES

Inventories as shown on the balance sheet at December 31, 2012 and 2011 were made up of the following:

	2012	2011
Raw Materials	$4,062,107	$4,054,283
Finished Goods	652,434	579,603
	$4,714,541	$4,633,886

7.   PREPAYMENTS

Following is a summary of the amounts recorded as prepayments as of December 31, 2012 and 2011:

	2012	2011
Rent	$11,875	$10,763
Insurance	—	25,411
Deposits	1,153	1,153
	$13,028	$37,327

8.     AMORTIZABLE INTANGIBLE ASSETS

Intangible assets include original debt issue costs of $677,857.  Debt issue costs are stated at historical cost and amortized on a straight-line basis over the repayment period of the respective loan arrangement ranging from three to thirty years.

Intangible assets at December 31, 2012 and 2011 consisted of the following:

	2012	2011
Intangible assets	$677,857	$530,232
Less accumulated amortization	(280,706)	(136,057)
	$397,151	$394,175

For the years ended December 31, 2012 and 2011 amortization expense was $144,649 and $124,815 , respectively.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

Estimated aggregate amortization expenses for each of the next five years is as follows:

Amount
Year Ending December 31
2013	$181,555
2014	74,586
2015	53,192
2016	53,192
2017	2,088
Thereafter	32,538
$397,151

9.     NOTES PAYABLE

Long-term debt at December 31, 2012 and 2011 consists of the following:

	2012	2011

Note payable to finance company in monthly principal installments of $83,333 with interest at 7.75% plus the greater of monthly LIBOR rate or 5.30% with the balance due February 2015. Interest rate was 13.05% at December 31, 2012 and 2011. Note modified in 2011 with increase of $1,525,000. Collateralized by equipment and substantially all other assets.	$3,258,334	$4,258,334

Note payable to mortgage company in monthly installments of $12,959 including interest at the three month LIBOR plus 4.50% per annum with balance due September 2030. Interest rate was 4.93% and 4.87% at December 31, 2012 and 2011, respectively. Collateralized by a first lien on real estate located in Jefferson, GA and personal guarantees of one member and previous owners of Home Delivery Food Services, Inc.	1,860,459	1,928,021

Note payable to mortgage company in monthly installments of $21,999 including interest at 5.75% per annum with balance due January 2017. Collateralized by a first lien on real estate located in Thomasville, GA, and personal guarantee and certificate of deposit of a member.	2,987,811	3,064,519

Total long-term debt	8,106,604	9,250,874

Less current portion of notes payable	(1,159,923)	(1,140,895)

Long-term portion of notes payable	$6,946,681	$8,109,979

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

9.     NOTES PAYABLE (CONTINUED)

Maturities of the above notes payable for each of the five succeeding years are as follows:

Amount
Year Ending December 31
2013	$1,159,923
2014	1,168,760
2015	1,436,423
2016	187,492
2017	2,667,365
Thereafter	1,486,641
$8,106,604

10.  LINE OF CREDIT

The Company has a $2,000,000 revolving line of credit with a financing company.  Interest is payable monthly at 7.75% plus the greater of monthly LIBOR or 5.30% due on demand with a maturity date of June 2015.  The interest rate was 13.05% as of December 31, 2012 and 2011. The line of credit is collateralized by trade receivables, inventory and furniture, fixtures and equipment. At December 31, 2012 and 2011, the Company had borrowings of $1,400,000 outstanding on this line of credit.

The line of credit and certain bank notes reported in Note 8 above are also collateralized by the assignments of a $750,000 life insurance policy on each of two current members and one former member.

11.  LOAN AGREEMENT COVENANTS

The Company’s financial loan agreements contain certain restrictions and covenants.  Under these restrictions, as of December 31, 2012 the Company (a) must maintain a ratio of EBITDA (earnings before interest, taxes, depreciation and amortization) to Fixed Charges of not less than 1.05:l.00, (b) must not permit a leverage ratio to be greater than 2.75:1.00, (c) must maintain EBITDA of not less than $3,600,000, and (d) must not permit capital expenditures for the period to exceed $350,000 (which specifically excludes certain equipment and financed real estate purchase).  The Company was in compliance with covenants as of December 31, 2012 and 2011.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

12.  NOTES PAYABLE - RELATED PARTIES

Notes payable to members, former members and/or related parties at December 31, 2012 and 2011 consisted of the following:

	2012	2011

Note payable to Bill Griffin, Jr., as amended June 2007, due in monthly installments of $2,807 including interest at 7% per annum with final payment scheduled July 2015.	$79,393	$106,484

Note payable to Barry Griffin, as amended June 2007, due in monthly installments of $2,807 including interest at 7% per annum with final payment scheduled July 2015.	79,393	106,484

Note payable to Estate of Billy Griffin, Sr., as amended June 2007, due in monthly installments of $5,614 including interest at 7% per annum with final payment scheduled July 2015.	158,789	212,967

Note payable to Faye Griffin, as amended June 2007, due in monthly installments of $5,614 including interest at 7% per annum with final payment scheduled July 2015.	158,789	212,967

Note payable to Bill Griffin, Jr., as amended June 2007, due in monthly installments of interest only at a bank prime rate plus 1% per annum with balance due July 2015.	250,000	250,000

Note payable to Bill Griffin, Jr., as amended June 2007, due in monthly installments of interest only at a bank prime rate plus 1% per annum with balance due June 2015.	250,000	250,000

Note payable to Estate of Billy Griffin, Sr., due in monthly installments of $6,820 including interest at 7% per annum with final payment scheduled July 2015.	192,882	258,694

Note payable to Estate of Billy Griffin, Sr., due in monthly installments of $8,085 including interest at 7% per annum with final payment scheduled July 2015.	228,649	306,668

Note payable to Faye Griffin, due in monthly installments of $8,085 including interest at 7% per annum with final payment scheduled July 2015.	228,649	306,668

Note payable to Barry Griffin, due in monthly installments of $4,042 including interest at 7% per annum with final payment scheduled July 2015.	114,325	153,334

Note payable to Larry Hicks, due in monthly installments of $31,833 including interest at 5.75% per annum with final payment scheduled January 2023.	2,900,000	—

Total notes payable — related parties	4,640,869	2,164,266

Less current portion of notes payable — related parties	(656,107)	(432,810)

Long-term portion of notes payable — related parties	$3,984,762	$1,731,456

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

12.  NOTES PAYABLE - RELATED PARTIES (CONTINUED)

The notes payable to members and/or related parties are unsecured note agreements and subordinated to portions of the debt included in Note 8 and Note 9.

Maturities of the above notes payable for each of the five succeeding years are as follows:

Amount
Year Ending December 31
2013	$656,107
2014	719,762
2015	1,046,744
2016	261,261
2017	276,686
Thereafter	1,680,309
$4,640,869

13.  RELATED PARTY TRANSACTIONS

As referred to in Note 11, the Company has notes payable due to members and/or related parties.  For the years ended December 31, 2012 and 2011, the Company paid approximately $126,467 and $159,815 respectively, in interest expense on these notes payable.

14.  LEASES

The Company entered into a lease agreement effective February 1, 2009 to lease a 100,000 square foot processing plant in Thomasville, Georgia for $400,000 per year. Rent expense under this lease agreement was $200,000 for the year ended December 31, 2011.

In December 2011, the Company exercised an option to purchase the building at its fair value. The Company received a credit against the purchase price in the amount of $200,000 for rent paid within 180 days prior to the purchase per the terms of the original lease agreement.

The Company has several lease agreements for production equipment and forklifts.  Total lease expense for the years ended December 31, 2012 and 2011 related to the equipment was $143,604 and $167,232, respectively.

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

14.  LEASES (CONTINUED)

The amount of future minimum rental payments for the fiscal year ended December 31, 2012 as required under operating leases that have initial or remaining noncancelable lease terms are as follows:

Operating Lease Equipment
Year Ending December 31:
2013	$154,223
2014	85,223
2015	16,223
2016	16,223
2017	10,619
Total minimum lease payments	$282,511

Leased capital assets of equipment had a total net book value of $51,775 and $81,614 as of December 31, 2012 and 2011, respectively.  Amortization on equipment under capital leases is included in depreciation expense.

Future minimum capital lease payments and the related present value of capital lease payments at December 31, 2012 were as follows:

Capital Leases
Year Ending December 31:
2013	$15,970
2014	8,188
2015	6,141
Total minimum lease payments	30,299
Less: amounts representing interest	(1,414)
Present value of net minimum lease payments	$28,885

FRESH FROZEN FOODS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(continued)

15.  RETIREMENT PLAN

The Company has a 401(k) retirement plan.  Substantially all employees who are at least 21 years of age and who have completed at least one year of service are eligible to participate in the Plan.  Eligible employees may elect to contribute up to 10% of their gross salary not to exceed federal tax law limitations, which may be adjusted each year based on cost of living calculations.  The Company contributes up to 4% of each participant’s compensation.  The Company’s total contributions and expenses for this Plan were $75,898 and $76,215 for the years ending December 31, 2012 and 2011, respectively.

16.  RENTAL INCOME

The Company has leased an adjacent building located on the property to a daycare.  As of December 31, 2011, the building was not leased.  During 2012, the Company began using the building for operating purposes and the presentation is included in property and equipment.

17.  INCOME TAXES

The Company is treated as a partnership for income tax purposes and is not a taxable entity.  Taxable income, gains and losses of the Company flow through to the members for inclusion in their income tax returns, and no income tax liabilities or benefits are reflected in the Company’s accounts.

For the years ended December 31, 2012 and 2011, management believes there are no material amounts of uncertain tax positions.  Further, all years subsequent to 2008 remain subject to examination.

18.  SUBSEQUENT EVENTS

The Company assessed events that have occurred subsequent to December 31, 2012 through January 17, 2014 for potential recognition and disclosure in the financial statements.

On November 8, 2013, substantially all of the Company’s assets, properties and rights, including the real property, accounts receivable and inventory, were acquired by a subsidiary of Inventure Foods, Inc.  As consideration for the sale, the members of Fresh Frozen received a cash settlement, a portion of which is being held in escrow to secure post-closing purchase price adjustments and indemnity claims as well as the assumption of certain Company liabilities related to contracts and leases, and accounts payable and accrued liabilities.